===============================================================================

     As filed with the Securities and Exchange Commission on April 7, 2003

                                               REGISTRATION NO. 333 -

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                 ---------------

                       VERTEX PHARMACEUTICALS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MASSACHUSETTS                                     04-3039129
  (STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                               130 WAVERLY STREET
                       CAMBRIDGE, MASSACHUSETTS 01239-4242
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                           1996 STOCK AND OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLES OF THE PLANS)

                             JOSHUA S. BOGER, PH.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       VERTEX PHARMACEUTICALS INCORPORATED
                               130 WAVERLY STREET
                       CAMBRIDGE, MASSACHUSETTS 02139-4242
                                 (617) 444-6100
                 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                 ---------------


                                                       CALCULATION OF REGISTRATION FEE
=============================== =================== ===================== =========================== ===========================
                                                          Proposed                 Proposed
          Title of                 Amount to be            Maximum                  Maximum
 Securities to be Registered       Registered(1)       Offering Price              Aggregate                   Amount of
                                                        Per Share (2)         Offering Price (2)           Registration Fee
------------------------------- ------------------- --------------------- --------------------------- ---------------------------
Common Stock, $.01 par value       945,000 shares          $15.60                 $14,742,000                  $1193.00
                                 5,655,000 shares          $11.01                 $62,261,550                  $5037.00
                                ------------                                                                   ---------
                                 6,600,000 shares                                                              $6230.00
=============================== =================== ===================== =========================== ===========================
 Rights to purchase Series A           (3)                  (3)                      (3)                         None
     Junior Participating
       Preferred Stock
=============================== =================== ===================== =========================== ===========================


(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold (i) upon the exercise of options which have been granted and/or may hereafter be granted under the 1996 Stock and Option Plan (the "Option Plan") and (ii) under the Employee Stock Purchase Plan (the "Purchase Plan" and together with the Option Plan, the "Plans"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq Stock Market as of a date (April 1, 2003) within five business days prior to filing this Registration Statement.
(3)  No separate consideration will be received for the Rights.

===============================================================================

                                EXPLANATORY NOTE

         In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
--------------------------------------------------------

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (filing date March 31, 2003).

         (b) The description of the Common Stock contained in the Registrant's Registration Statement on Form S-4 (Reg. No.333-61480) filed under the Securities Act of 1933, including any amendment or report filed for the purpose of updating such description.

         (c) The description of the Rights under the Registrant's Rights Agreement (which are currently transferred with the Registrant's Common Stock) contained in the Registrant's Registration Statement on Form S-4 (No. 333-61480) filed under the Securities Act of 1933, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
----------------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
-----------------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
--------------------------------------------------

         Part D of Article 6 of the Restated Articles of Organization of the Registrant provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Such paragraph provides further, however, that, to the extent provided by applicable law, it will not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for distributions made in violation of the Registrant's Restated Articles of Organization or which are made when the Registrant is insolvent or which renders it insolvent, (iv) for loans made to officers or directors of the Registrant which are not repaid if the director has voted for such loans and they have not been approved or ratified as loans reasonably expected to benefit the Registrant, by a majority of directors who are not recipients of such loans or the holders of a majority of voting shares, which holders are not recipients of such loans, and (v) for any transactions from which the director derived an improper personal benefit.

         Article V of the Registrant's By-laws provides that the Registrant shall indemnify each of its directors and officers (including persons who serve at the Registrant's request as a director, officer or trustee of another organization in which the Registrant has any interest, direct or indirect, as a stockholder, creditor or otherwise or who serve at the Registrant's request in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties and counsel fees reasonably incurred by such directors or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a director, officer or trustee, except with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such director's or officer's action was in the best interest of the Registrant or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.

         As to any matter disposed of by a compromise payment by any such person, pursuant to a consent decree or otherwise, Article V of the Registrant's By-laws provides that no indemnification shall be provided to such person for such payment or for any other expenses unless such compromise has been approved as in the best interest of the Registrant, after notice that it involves such indemnification (i) by a disinterested majority of the directors then in office,
(ii) by a majority of the disinterested directors then in office, provided there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that such person's action was in the best interest of the Registrant, or (iii) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.

         Article V of the Registrant's By-laws provides that expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Registrant at the discretion of a majority of the disinterested directors then in office, in advance of the final disposition thereof, upon receipt of an undertaking by such director or officer to repay the Registrant the amounts so paid if it is ultimately determined that indemnification for such expenses is not authorized under Article V of the By-laws, which undertaking may be accepted by the Registrant without reference to the financial ability of such director or officer to make repayment.

         Article V of the Registrant's By-laws gives the Board of Directors of the Registrant the power to authorize the purchase and maintenance of insurance, in such amounts as the Board of Directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer or agent of the Registrant, or who is or was serving at the request of the Registrant as a director, officer or agent of another organization in which the Registrant has any interest, direct or indirect, as a shareholder, creditor or otherwise, or with respect to any employee benefit plan, against any liability incurred by such person in any such capacity, or arising out of such person's status as such agent, whether or not such person is entitled to indemnification by the Registrant pursuant to Article V or otherwise and whether or not the Registrant would have the power to indemnify the person against such liability.

         Section 13(b)(1 1/2) of the Massachusetts Business Corporation Law, Chapter 156B of the General Laws of Massachusetts (the "MBCL") authorizes the provisions, described above, contained in Part D of Article 6 of the Restated Articles of Organization of the Registrant.

         Section 67 of the MBCL authorizes the provisions, described above, contained in Article V of the By-laws of the Registrant.

         Section 65 of the MBCL provides that performance by a director, officer or incorporator of such person's duties in good faith and in a manner such person reasonably believes to be in the best interest of the corporation, and with such care as an ordinary prudent person in a like position would use under similar circumstances, shall be a complete defense to any claim asserted against such director, officer or incorporator, except as otherwise expressly provided by statute, by reason of such person's being or having been a director, officer or incorporator of the corporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
--------------------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
-----------------

         (4.1) Specimen Common Stock Certificate (filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1, as amended, No. 33-40966, and incorporated herein by reference).

         (4.2)    Restated Articles of Organization of the Registrant (filed as
                  Exhibit 3.1 to Registrant's Registration Statement on Form S-4, as amended, No. 333-61480, and incorporated herein by reference).

         (4.3) By-Laws of the Registrant, as amended and restated (filed as Exhibit 3.5 to Registrant's Registration Statement on Form S-4, as amended, No. 333-61480, and incorporated herein by reference).

         (4.4) Stockholder Rights Plan (filed as Exhibit 4.2 to Registrant's Registration Statement on Form S-1, as amended, No. 33-40966, and incorporated herein by reference).

         (4.5) First Amendment to Rights Agreement dated as of February 21, 1997 (filed as Exhibit 4.3 to Registrant's 1996 Annual Report on Form 10-K, file No. 000-19319, and incorporated herein by reference).

         (4.6) Second Amendment to Rights Agreement dated as of June 30, 2001 (filed as Exhibit 4.4 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, file No. 000-19319, and incorporated herein by reference).

         (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

         (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

         (23.2)   Consent of Independent Accountants, PricewaterhouseCoopers
                  LLP.

         (23.3)   Consent of Ernst & Young LLP, Independent Auditors.

         (23.4)   Notice regarding Consent of Arthur Andersen LLP.

         (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

         (99.1) 1996 Stock and Option Plan, Amended and Restated as of July 17, 2002.

         (99.2)   Employee Stock Purchase Plan.

ITEM 9.  UNDERTAKINGS.
---------------------

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on April 7, 2003.


                                      VERTEX PHARMACEUTICALS INCORPORATED


                                      By /S/ JOSHUA S. BOGER
                                         ------------------------------------
                                         JOSHUA S. BOGER
                                         CHIEF EXECUTIVE OFFICER

         Each person whose signature appears below constitutes and appoints Joshua S. Boger and Valerie L. Andrews, and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Vertex Pharmaceuticals Incorporated, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                            TITLE                              DATE

/S/ JOSHUA S. BOGER                          Director, Chairman                 April 7, 2003
------------------------------------         and Chief Executive Officer
Joshua S. Boger                              (principal executive officer)


/S/ IAN F. SMITH                             Chief Financial Officer            April 7, 2003
------------------------------------         (principal financial officer)
    Ian F. Smith


/S/ JOHANNA MESSINA POWER                    Controller                         April 7, 2003
---------------------------                  (principal accounting officer)
    Johanna Messina Power


/S/ BARRY M. BLOOM                           Director                           April 7, 2003
------------------------------------
    Barry M. Bloom


                                       6


/S/ ROGER W. BRIMBLECOMBE                    Director                           April 7, 2003
---------------------------
    Roger W. Brimblecombe

/S/ STUART J. COLLINSON                      Director                           April 7, 2003
------------------------------------
    Stuart J. Collinson

/S/ DONALD R. CONKLIN                        Director                           April 7, 2003
------------------------------------
    Donald R. Conklin

/S/ BRUCE I. SACHS                           Director                           April 7, 2003
------------------------------------
    Bruce I. Sachs

/S/ CHARLES A. SANDERS                       Director                           April 7, 2003
------------------------------------
    Charles A. Sanders

/S/ ELAINE S. ULLIAN                         Director                           April 7, 2003
------------------------------------
    Elaine S. Ullian


                       VERTEX PHARMACEUTICALS INCORPORATED
                          INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT


EXHIBIT
NUMBER                 DESCRIPTION

(4.1) Specimen Common Stock Certificate (filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1, as amended, No. 33-40966, and incorporated herein by reference).

(4.2)             Restated Articles of Organization of the Registrant (filed as
                  Exhibit 3.1 to Registrant's Registration Statement on Form S-4, as amended, No. 333-61480, and incorporated herein by reference).

(4.3) By-Laws of the Registrant, as amended and restated (filed as Exhibit 3.5 to Registrant's Registration Statement on Form S-4, as amended, No. 333-61480, and incorporated herein by reference).

(4.4) Stockholder Rights Plan (filed as Exhibit 4.2 to Registrant's Registration Statement on Form S-1, as amended, No. 33-40966, and incorporated herein by reference).

(4.5) First Amendment to Rights Agreement dated as of February 21, 1997 (filed as Exhibit 4.3 to Registrant's 1996 Annual Report on Form 10-K, file No. 000-19319, and incorporated herein by reference).

(4.6) Second Amendment to Rights Agreement dated as of June 30, 2001 (filed as Exhibit 4.4 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, file No. 000-19319, and incorporated herein by reference).

(5)               Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                  as to the legality of shares being registered.

(23.1)            Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                  (included in opinion of counsel filed as Exhibit 5).

(23.2)            Consent of Independent Accountants, PricewaterhouseCoopers
                  LLP.

(23.3)            Consent of Ernst & Young LLP, Independent Auditors.

(23.4)            Notice Regarding Consent of Arthur Andersen LLP.

(24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)            1996 Stock and Option Plan, Amended and Restated as of July
                  17, 2002.

(99.2)            Employee Stock Purchase Plan.


                                       8